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                                                                    EXHIBIT 23.1



                      [BARRY L. FRIEDMAN, P.C. LETTERHEAD]



To Whom It May Concern:                                          August 23, 1999

The firm of Barry L. Friedman, P.C., Certified Public Accountant consents to the inclusion of their report of August 23, 1999, on the Financial Statements of Flintrock Financial Services, Inc., as of July 31, 1999, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.



Very truly yours,


/S/ BARRY L. FRIEDMAN
---------------------------
Barry L. Friedman
Certified Public Accountant